Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

January 28, 2021

VYNE Therapeutics Inc.

520 U.S. Highway 22, Suite 204
Bridgewater, New Jersey 08807

Re:	VYNE Therapeutics Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to VYNE Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 21,097,046 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the registration statement on Form S-3 (File No. 333-229482) of the Company relating to the Shares and other securities of the Company filed on February 1, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on February 12, 2019 (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated February 12, 2019 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)           the prospectus supplement, dated January 26, 2021 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

VYNE Therapeutics Inc.

January 28, 2021

(d)           an executed copy of the Securities Purchase Agreement (the “Purchase Agreement”), dated January 26, 2021, among the Company and the purchasers identified therein (the “Purchasers”), relating to the sale by the Company to the Purchasers of the Shares;

(e)           an executed copy of a certificate of Mutya Harsch, Chief Legal Officer, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)            a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of January 26, 2021, and certified pursuant to the Secretary’s Certificate;

(g)           a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof (the “Amended and Restated Bylaws”), certified pursuant to the Secretary’s Certificate; and

(h)           copies of certain resolutions of the Board of Directors of the Company, adopted on February 1, 2019 and January 25, 2021, each certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Purchase Agreement. We have also assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s most recent Annual Report on Form 10-K).

VYNE Therapeutics Inc.

January 28, 2021

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per Share.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

ALN